SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2014

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Colorado	333-01173	84-0467907
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8515 East Orchard Road, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 737-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective May 2, 2014, Raymond L. McFeetors and Mitchell T.G. Graye retired from their positions as members of the Board of Directors of Great-West Life & Annuity Insurance Company (the “Registrant.”)

Effective May 2, 2014, the following individuals were elected as members of the Board of Directors of the Registrant: Marcel R. Coutu, Olivier Desmarais, Paul Desmarais III, Robert L. Reynolds and T. Timothy Ryan, Jr.

Mr. Coutu and Mr. Ryan were each appointed to the Registrant’s Executive Committee, Investment and Credit Committee, Risk Committee, Compensation Committee and Governance and Nominating Committee.  Olivier Desmarais and Paul Desmarais III were each appointed to the Registrant’s Executive Committee, Investment and Credit Committee and Risk Committee.  Mr. Reynolds was appointed to the Registrant’s Executive Committee and Risk Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2014
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

	By:	/s/ Richard G. Schultz

Name: Richard G. Schultz
	Title:	Senior Vice President, General Counsel
and Secretary